EXHIBIT 23 (i)

                         OPINION AND COUNSEL OF COUNSEL


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April 28, 2006

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

Re:      The Phoenix Edge Series Fund
         Post-Effective Amendment No. 53 to Registration Statement (File No. 33-5033)

Ladies and Gentlemen:

The undersigned serves as Counsel to Phoenix Life Insurance Company and its insurance company affiliates (collectively "Phoenix Life"). Shares of The Phoenix Edge Series Fund, a Massachusetts business trust (the "Trust") are issued to one or more designated separate accounts of Phoenix Life. In my capacity as Counsel, I have represented the Trust in connection with the preparation and filing of the Trust's Registration Statement on Form N1-A (the "Registration Statement") under the Securities Act of 1933.

This opinion is furnished in connection with the registration statement to be filed with the Securities and Exchange Commission with respect to the shares of (the "Shares") of the Trust, representing interests in all the series of the Trust, as described in the Registration Statement.

In rendering my opinion, I have examined such documents, records and matters of law as I deemed necessary for purposes of this opinion, I have assumed the genuineness of all signatures of all parties, the authenticity of all documents submitted as originals, the correctness of all copies, and the correctness of all facts set forth in the certifications delivered to me and the correctness of all written and oral statements made to me.

Based upon and subject to the foregoing, it is my opinion that the Shares that will be issued by the Trust, will, when sold, be legally issued, fully paid, and nonassessable.

My opinion is rendered solely in connection with the Registration Statement on Form N1-A under which the Shares will be registered and it may not be relied upon for any other purposes without my written consent. I hereby consent to the use of this opinion as an exhibit to such Registration Statement.

Very truly yours,

/s/ Kathleen A. McGah
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Kathleen A. McGah, Vice President,
Chief Legal Officer, Counsel and Secretary
The Phoenix Edge Series Fund